Exhibit 1.1
Execution Copy
ENCORE ACQUISITION COMPANY

Underwriting Agreement
September 8, 2009
Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Ladies and Gentlemen:
     Introductory. Encore Acquisition Company, a Delaware corporation (the “Company”), proposes to issue and sell to Barclays Capital Inc. (the “Underwriter”) the number of shares of Common Stock, $0.01 par value (“Common Stock”), of the Company set forth in Exhibit A hereto (said shares of Common Stock being hereinafter referred to as the “Securities”). The Company is not granting to the Underwriter any option to purchase any additional shares of Common Stock in connection with this offering. The use of the neuter in this Underwriting Agreement (the “Agreement”) shall include the feminine and masculine wherever appropriate.
     1. Representations and Warranties. The Company represents and warrants to, and agrees and covenants with, the Underwriter that:
     (a) General for Registration Statement, Prospectus and Disclosure Package. An automatic shelf registration statement on Form S-3 (File No. 333-158680) (the “Initial Registration Statement”), including a base prospectus in respect of the Securities, has been filed with the Securities and Exchange Commission (the “Commission”) and became effective upon filing under Rule 462(e) under the Securities Act of 1933, as amended (the “Securities Act”); the base prospectus included in the Initial Registration Statement at the time the Initial Registration Statement became effective is hereinafter called the “Base Prospectus”; no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission (other than prospectuses and prospectus supplements filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act, each in the form heretofore delivered or made available to you); and no stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; the various parts of the Initial Registration Statement as amended at the Applicable Time (as defined below), including all exhibits thereto (other than Form T-1), the documents incorporated by reference in the Base Prospectus contained therein and any information included in any prospectus supplement that is filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed a part of the Initial Registration Statement pursuant to Rule 430B under the Securities Act, are hereinafter collectively called the “Registration Statement”; the final prospectus supplement specifically relating to the Securities, in the form first filed, or transmitted for filing, with the Commission pursuant to Rule 424(b) under the Securities Act, together with the Base Prospectus, is hereinafter called the “Prospectus”; any reference herein to the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant Item 12 of Form S-3 under the Securities Act, as of the date of such Prospectus or as of the Applicable Time, as the case may be; any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any documents filed after the date of such Prospectus under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such Prospectus.
     The term “Disclosure Package,” as used herein, shall mean (i) the Base Prospectus used most recently prior to the Applicable Time, as amended or supplemented at the Applicable Time, (ii) any issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”) identified in Exhibit B hereto, (iii) any other “free writing prospectus” (as defined in Rule 405 under the Securities Act) that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package (such Issuer Free Writing Prospectus in clause (ii) and such other “free writing prospectus” in clause (iii) referred to herein as a “Permitted Free Writing Prospectus”) and (iv) the final pricing information identified in Exhibit D hereto. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Underwriter, it will not make, any offer relating to the Securities that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Underwriter shall be deemed to have been given in respect of the Free Writing Prospectuses included in Exhibit B hereto and any electronic road show. The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by the Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Securities or their offering, (ii) information that describes the final terms of the offering included in the final pricing information set forth on Exhibit D hereto, or (iii) information permitted under Rule 134 under the Securities Act; provided that the Underwriter covenants with the Company not to take any action without the Company’s prior written consent that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter or any other “issuer information” (as defined in Rule 433 under the Securities Act) contained in a free writing prospectus that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter;

     (b) S-3 Eligibility; Well-Known Seasoned Issuer and Not an Ineligible Issuer. The Company meets and as of the effective date of the Initial Registration Statement met, the requirements for use of Form S-3 under the Securities Act. No order preventing or suspending the use of the Registration Statement has been issued by the Commission, and the Registration Statement, when it became effective, conformed in all material respects to the requirements of the Securities Act, and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein. The Company was at the time of the initial filing of the Registration Statement and at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act, and continues to be, a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act) eligible to use an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) for the registration of the Securities, including not having been an “ineligible issuer” (as defined in Rule 405 under the Securities Act) at any such time or date. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration statement form. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Securities;
     (c) Documents Incorporated by Reference. The documents incorporated by reference in the Disclosure Package and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein;
     (d) Registration Statement and Prospectus; No Material Misstatements or Omissions. The Registration Statement and the Prospectus conform or will conform, and any further amendments or supplements thereto will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder and do not and will not, as of the latest effective date as to the Registration Statement and any amendment thereto and as of its date, the date that it is filed with the Commission and as of the Closing Date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and any amendment or supplement thereto, in the light of the circumstances under which they were made) not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein;
     (e) Disclosure Package. The Disclosure Package did not, as of 6:30 p.m. (Eastern time) on the date of this Agreement (the “Applicable Time”), contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein;
     (f) Issuer Free Writing Prospectus and Disclosure Package. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein;
     (g) Each Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder on the date of first use, and the Company has complied or will comply (within the time period specified in Rule 433) with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to such rules and regulations. The Company has not made any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter, except as set forth on Exhibit B hereto. Each Issuer Free Writing Prospectus does not and will not include any information that conflicts with the information contained in the Registration Statement or the Disclosure Package, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by you expressly for use therein;

     (h) No Material Loss or Interference. Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Base Prospectus or the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package; and, since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there has not been any change in the capital stock or any material increase in the long-term debt of the Company or any of its subsidiaries (other than shares of Common Stock or common units of Encore Energy Partners LP, a Delaware limited partnership (“ENP”), issued under equity incentive plans existing as of the Applicable Time or common units of ENP issued in registered public offerings) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Disclosure Package;
     (i) Incorporation and Good Standing of the Company. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Disclosure Package and the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would, individually or in the aggregate, not have a material adverse effect on the condition (financial or other), business, properties, earnings, assets, stockholders’ equity, prospects or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”);
     (j) Organization and Good Standing of Subsidiaries of the Company. Each subsidiary of the Company has been duly incorporated or organized and is an existing corporation, limited partnership or limited liability company in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Disclosure Package and the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation, limited partnership or limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; all outstanding shares of capital stock of each subsidiary that is a corporation have been duly and validly authorized and issued and are fully paid and non-assessable, and the limited partnership agreements or limited liability company agreements governing all outstanding limited partnership interests or limited liability company interests of each subsidiary that is a limited partnership or limited liability company, as the case may be, have been validly executed and delivered, and all capital contributions required to be paid by the Company or an affiliate of the Company under such limited partnership agreements or limited liability company agreements have been paid in full (to the extent required in the applicable limited partnership agreement or limited liability company agreement); and each subsidiary’s capital stock, limited partnership interests or limited liability company interests owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except for liens under or permitted by the Company’s Amended and Restated Credit Agreement dated as of March 7, 2007, as amended (the “EAC Credit Facility”), among the Company, Encore Operating, L.P., Bank of America, N.A., as Administrative Agent and L/C Issuer, Fortis Capital Corp. and Wachovia Bank, N.A., as Co-Syndication Agents, BNP Paribas and Caylon New York Branch, as Co-Documentation Agents, and the other lenders party thereto and the Credit Agreement dated as of March 7, 2007, as amended (the “OLLC Credit Facility” and together with the EAC Credit Facility, the “Credit Facilities”) by and among Encore Energy Partners Operating LLC, ENP, Bank of America, N.A., as administrative agent and L/C Issuer, Banc of America Securities LLC, as sole lead arranger and sole book manager, and other lenders party thereto;
     (k) Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company;
     (l) Capitalization. As of September 4, 2009, the Company has 52,794,207 shares of Common Stock issued and outstanding; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options (other than restricted stock and any options granted or shares of Common Stock of the Company issued upon exercise of options granted or to be granted under the Company’s employee stock option plans existing as of the Applicable Time) to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options (other than restricted stock and any options granted or shares of Common Stock of the Company issued upon exercise of options granted or to be granted under the Company’s employee stock option plans existing as of the Applicable Time); the capital stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Package;
     (m) Description of the Securities. The statements set forth in the Base Prospectus and the Prospectus under the captions “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Securities, and under the caption “Underwriting,” insofar as it purports to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;
     (n) Non-Contravention of Existing Instruments. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Securities, and the consummation of the transactions contemplated herein and in the Disclosure Package and the Prospectus (including the use of proceeds from the sale of the Securities as described in the Disclosure Package and the Prospectus), and compliance with the terms and provisions thereof do not and will not (i) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, except for such breaches, violations and defaults as would not have a Material Adverse Effect, or (ii) result in any violation of the charter or by-laws of the Company or any such subsidiary;
     (o) No Further Authorizations or Approvals Required. No consent, approval, authorization, or order of, or registration or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by (i) this Agreement in connection with the issuance and sale of the Securities, or (ii) the issuance of the Securities, except such as have been, or will have been prior to the Closing Date, obtained under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriter;
     (p) Commissions. Except as disclosed in the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company or any subsidiary of the Company and any person that would give rise to a valid claim against the Company, any subsidiary of the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment with respect to the offer and sale of the Securities;
     (q) No Violation of Charter, By-Laws or Other Agreement. Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound except where such violations or defaults would not have a Material Adverse Effect;
     (r) Title to Properties. The Company and its subsidiaries have (1) good and indefeasible title to all of their interests in the oil and gas properties described in the Disclosure Package and the Prospectus, (2) good and indefeasible title in fee simple to all other real property owned by the Company or any of its subsidiaries and (3) good title to all personal property owned by the Company or any of its subsidiaries, in each case, free and clear of all liens, encumbrances and defects, except (i) as described in the Disclosure Package and the Prospectus, (ii) liens securing taxes and other governmental charges, or claims of materialmen, mechanics and similar persons, not yet due and payable, (iii) liens and encumbrances under oil and gas leases, options to lease, operating agreements, utilization and pooling agreements, participation and drilling concessions agreements and gas sales contracts, securing payment of amounts not yet due and payable and of a scope and nature customary in the oil and gas industry, (iv) liens arising under or permitted by the Credit Facilities or (v) liens, encumbrances and defects that do not, individually or in the aggregate, materially affect the value of such properties or materially interfere with the use made or proposed to be made of such properties by the Company or its subsidiaries; except as described in the Disclosure Package and the Prospectus, the leases, options to lease, drilling concessions or other arrangements held by the Company and its subsidiaries reflect in all material respects the right of the Company and its subsidiaries to explore the unexplored and undeveloped acreage described in the Disclosure Package and the Prospectus, and the care taken by the Company and its subsidiaries with respect to acquiring or otherwise procuring such leases, options to lease, drilling concessions and other arrangements was generally consistent with standard industry practices for acquiring or procuring leases to explore acreage for hydrocarbons; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such real property and buildings by the Company or its subsidiaries;
     (s) Insurance. The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their business and the value of their respective properties as is customary for companies engaged in similar businesses in similar industries; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business;
     (t) Disclosure of Relationships. Except as disclosed in the Disclosure Package and the Prospectus, no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, that are required by the Securities Act to be described in the Disclosure Package and the Prospectus;
     (u) All Necessary Permits, etc. The Company and its subsidiaries possess all licenses, franchises, certificates, permits, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in Disclosure Package and the Prospectus except where the failure to possess such Governmental Licenses or make such declaration and filings would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses except where the failure to so comply would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; all of such Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such Governmental Licenses will not be renewed in the ordinary course, except for notices, modifications or non-renewals as would not, individually or in the aggregate, have a Material Adverse Effect;
     (v) No Labor Disturbances or Disputes. No labor disturbance or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened, which disturbance or dispute would have a Material Adverse Effect;
     (w) Intellectual Property Rights. The Company and its subsidiaries own, possess or can acquire on reasonable terms adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, except where the failure to own, possess or acquire such intellectual property rights would not, individually or in the aggregate, have a Material Adverse Effect, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect;
     (x) Environmental Laws. Except as disclosed in the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim. Except as disclosed in the Disclosure Package and the Prospectus, to the knowledge of the Company, neither the Company nor any of its subsidiaries is currently named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”);
     (y) No Material Actions or Proceedings. Except as disclosed in the Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Securities; and no such actions, suits or proceedings are, to the Company’s knowledge, threatened or contemplated;
     (z) Preparation of Financial Statements. The financial statements and the notes related thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and changes in their consolidated cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; the assumptions used in preparing any pro forma financial data included or incorporated by reference in the Disclosure Package and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma data therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts; and the other financial information included or incorporated by reference in the Disclosure Package and the Prospectus, including oil and gas production information, has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby;
     (aa) Independent Accountants. Ernst & Young LLP, who has certified certain financial statements of the Company, is the independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board;
     (bb) Reserve Engineer; Reserve Reports. Miller and Lents, Ltd. (the “Engineer”), whose reserve evaluations are referenced or appear, as the case may be, in the Disclosure Package and the Prospectus were, as of December 31, 2006, December 31, 2007 and December 31, 2008, and are, as of the date hereof, independent engineers with respect to the Company; and the historical information underlying the estimates of the reserves of the Company supplied by the Company to the Engineer for the purposes of preparing the reserve reports of the Company referenced in the Disclosure Package and the Prospectus (the “Reserve Reports”), including, without limitation, production volumes, sales prices for production, contractual pricing provisions under oil or gas sales or marketing contracts or under hedging arrangements, costs of operations and development, and working interest and net revenue information relating to the Company’s ownership interests in properties, was true and correct on the date that each such Reserve Report was prepared in all material respects in accordance with Commission rules and customary industry practices; the reserve estimates relating to oil and gas properties acquired by the Company from EXCO Resources, Inc. and its subsidiaries on August 11, 2009 included in the Disclosure Package and the Prospectus have been prepared by the Company in all material respects in accordance with Commission rules and customary industry practices;
     (cc) Company Not an “Investment Company”. The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and the Company is not, nor after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act;
     (dd) Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act has notified the Company that it is considering (i) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating assigned to the Company or any securities of the Company or (ii) any change with negative implications in the outlook for any rating of the Company or any securities of the Company;
     (ee) Internal Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (ff) Statistical and Market-Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in the Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
     (gg) Internal Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, and such disclosure controls and procedures are effective at the reasonable assurance level to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; since the date of the most recent evaluation of such disclosure controls and procedures, there has not been any change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; the principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct; and the Company is otherwise in compliance with all applicable provisions of the Sarbanes-Oxley Act that are effective;
     (hh) No Preemptive Rights, Registration Rights, Options or Other Rights. Except as disclosed in the Disclosure Package, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it the Securities or other equity interests of the Company, (ii) no person has any preemptive rights, rights of first refusal or other rights to purchase any Securities or other equity interests of the Company, (iii) there are no contracts, agreements or understandings between the Company or any subsidiary and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement;
     (ii) Tax Law Compliance. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof to the extent that such taxes have become due and are not being contested in good faith with such exceptions as would not singly or in the aggregate result in a Material Adverse Effect; and except as otherwise disclosed in the Disclosure Package and the Prospectus, there is no tax deficiency that has been asserted against the Company or any of its subsidiaries or any of their respective properties or assets which has had, nor does the Company have any knowledge of any tax deficiency, which if determined adversely to the Company or its subsidiaries might have, a Material Adverse Effect;
     (jj) No Restrictions on Dividends. Except as described in the Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution to the Company on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company;
     (kk) Related Party Transactions. The Company has not, directly or indirectly, including through any subsidiary, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company or to or for any family member or affiliate of any director or executive officer of the Company.
     (ll) No Stabilizing Transactions. Neither the Company nor any of its Affiliates (as such term in defined in Rule 405 promulgated under the Securities Act) has taken, directly or indirectly, any action designed, or which has constituted or could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (mm) FINRA Affiliations. To the knowledge of the Company, other than as disclosed in the Disclosure Package and the Prospectus, there are no affiliations or associations between (i) any member of the Financial Industry Regulatory Authority (“FINRA”) and (ii) the Company, any of the Company’s officers or directors, any 5% or greater securityholders of the Company, or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission.
     2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, the Securities set forth opposite such Underwriter’s name on Exhibit B, at a purchase price (the “Purchase Price”) of $36.66 per share of Common Stock.
     The Company will deliver against payment of the Purchase Price the Securities through The Depository Trust Company (“DTC”) unless the Underwriter otherwise instructs. The Underwriter shall make payment of the Purchase Price for the Securities in Federal (same day) funds by wire transfer to the account or accounts designated by the Company at the office of Baker Botts L.L.P. at 9:00 A.M. (Houston, Texas time), on September 14, 2009 or at such other time not later than three full business days thereafter as the Underwriter and the Company determine, such time being herein referred to as the “Closing Date”, against delivery of the Securities.
     3. The Company agrees with the Underwriter:
     (a) Compliance with the Securities Act and the Exchange Act. To prepare the Prospectus in the form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the Closing Date which shall be disapproved by you promptly after reasonable notice thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order;
     (b) [Reserved]
     (c) Blue Sky Laws. Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;
     (d) Delivery of the Prospectus. Prior to 10:00 a.m., New York City time, on the New York business day next succeeding the date of this Agreement, to furnish the Underwriter with electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required by law or regulation at any time after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;
     (e) Earnings Statement. To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);
     (f) Retention of Issuer Free Writing Prospectuses. If at any time after the date hereof and prior to the Closing Date, any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Underwriter and, upon its reasonable request or as required by the Securities Act, to file such document and to prepare and furnish without charge to the Underwriter as many copies as the Underwriter may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;
     (g) Investment Company. To take such steps as shall be necessary to ensure that the Company shall not become an “investment company” as defined in the Investment Company Act;
     (h) Application of Proceeds. To apply the net proceeds from the sale of the Securities as set forth in the Disclosure Package and the Prospectus;
     (i) Stabilization. To not directly or indirectly take any action designed to or which constitutes or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities; and
     (j) Agreement Not to Offer to Sell Additional Securities. For a period of 45 days after the date of this Agreement, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any shares of Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Securities Act relating to the offer and sale of any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the Securities as contemplated by this Agreement, (B) the issuance of employee stock options or restricted stock that do not vest or become exercisable during the Lock-Up Period pursuant to the

Company’s 2008 Incentive Stock Plan, (C) issuances of Common Stock or other rights to acquire Common Stock in private transactions in connection with future acquisitions by the Company, provided that the persons receiving Common Stock or other rights to acquire Common Stock shall have agreed in writing to be bound by the terms of these lock-up provisions during the Lock-Up Period, (D) issuance of Common Stock upon the conversion of securities or the exercises of options or warrants outstanding as of the Applicable Time, and (E) issuances of Common Stock as consideration to sellers in connection with future acquisitions; and
     (k) NYSE Listing. To use its reasonable best efforts to list, subject to notice of issuance, the Securities on the New York Stock Exchange.
     4. Payment of Expenses. The Company covenants and agrees with the Underwriter that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the cost of printing or producing this Agreement, any Blue Sky or Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 3(c) hereof, including the fees and disbursements of one counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky and Legal Investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; and (vi) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 6 and 9 hereof, the Underwriter will pay all of its own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.
     5. Conditions to the Obligations of the Underwriter. The obligations of the Underwriter hereunder shall be subject, in the discretion of the Underwriter, to the condition that all representations and warranties and other statements of the Company in this Agreement are, at and as of the Closing Date, true and correct in all material respects (except where such representations and warranties and other statements are qualified by materiality, in which case such representations and warranties and other statements shall be true and correct in all respects), the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:
     (a) Compliance with Registration Requirements; No Stop Order. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 3(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the

Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;
     (b) Opinion of Counsel for the Underwriter. Andrews Kurth LLP, counsel for the Underwriter, shall have furnished to you such written opinion or opinions, dated the Closing Date, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
     (c) Opinion of Counsel for the Company. Baker Botts L.L.P., counsel for the Company, shall have furnished to you its written opinion, dated the Closing Date, in form and substance reasonably satisfactory to you, to the effect that:
     (i) The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization. The Company and its subsidiaries have all corporate, partnership or limited liability company power and authority necessary, as the case may be, to own or hold their respective properties and to conduct their respective businesses as described in the Disclosure Package and the Prospectus;
     (ii) The Company’s authorized equity capitalization is contained in the Disclosure Package and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriter pursuant to this Agreement, will be fully paid and nonassessable; other than as described in the Disclosure Package and the Prospectus, the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities under the Company’s Second Amended and Restated Certificate of Incorporation or the Delaware General Corporation Law;
     (iii) All the outstanding shares of capital stock or other equity interests of each subsidiary of the Company that are owned by the Company have been duly and validly authorized and issued, are fully paid (in the case of limited partnership or limited liability company interests, to the extent required under the respective partnership or limited liability company agreements) and non-assessable (in the case of limited partnership or limited liability company interests, except as such non-assessability may be limited by the limited partnership or limited liability company statute of the jurisdiction of organization of such entity) and, to the knowledge of such counsel, are owned by the Company, free and clear of all liens, encumbrances, equities or claims, except as otherwise described in the Disclosure Package and the Prospectus or as set forth in or permitted by the Credit Facilities;

     (iv) The Company has the corporate power and authority to execute and deliver this Agreement and to incur and perform all of its obligations thereunder (including the use of proceeds from the sale of the Securities as described in the Disclosure Package and the Prospectus); and all action required to be taken by the Company for the due and proper authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated thereby (including the use of proceeds from the sale of the Securities as described in the Disclosure Package and the Prospectus) have been duly and validly taken;
     (v) This Agreement has been duly authorized, executed and delivered by the Company;
     (vi) The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Securities, and the consummation of the transactions contemplated thereunder (including the use of proceeds from the sale of the Securities as described in the Disclosure Package and the Prospectus) will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any agreement or instrument set forth on Exhibit A to such counsel’s opinion (to be limited to documents filed as exhibits to the Company’s Form 10-K for the fiscal year ended December 31, 2008 and any filings under the Exchange Act since such Form 10-K made by the Company with the Commission), (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any U.S. federal or Texas law or statute, the Delaware General Corporation Law, the Delaware Limited Liability Company Act, or any judgment, order or regulation of any U.S. or Texas court or governmental or regulatory authority except, in the case of clauses (i) and (iii) above, for such conflicts, breaches, violations, liens, charges or encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect;
     (vii) No consent, approval, authorization, order, registration or qualification of or with any court or governmental or regulatory authority of the United States of America, the State of Delaware (solely with respect to the Delaware General Corporation Law) or the State of Texas is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Securities being delivered at the Closing Date, and the consummation of the transactions contemplated by this Agreement, except such as have been obtained under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriter;
     (viii) To the knowledge of such counsel, except as described in the Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject which, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the knowledge of such counsel, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others;
     (ix) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” within the meaning of the Investment Company Act;
     (x) The documents incorporated by reference in the Disclosure Package and the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date, (other than the financial statements and related schedules, other financial data and oil and gas reserve and production data therein, as to which such counsel need express no opinion) when they became effective or were filed with the Commission, as the case may be, appear on their face to have complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder;
     (xi) The statements in the Prospectus under the caption “Description of Capital Stock,” insofar such statements purport to summarize certain provisions of documents referred to therein and reviewed by such counsel, fairly summarize such provisions in all material respects, subject to the qualifications and assumptions stated therein;
     (xii) The Registration Statement has become effective under the Securities Act; any required filing the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; and
     (xiii) The Registration Statement and the Prospectus as amended or supplemented and any further amendments and supplements thereto made by the Company prior to the Closing Date for the Securities (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) appear on their face to comply as to form in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder;
     Such counsel shall also state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent registered public accounting firm and independent petroleum engineer of the Company and with your representatives and your counsel, at which the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed and, although they have not undertaken to determine independently, are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus, except for those referred to in the opinion in subsections (xii) and (xiii) of this Section 5(c), no facts have come to such counsel’s attention that lead it to believe that (A) the Registration Statement, at the latest effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) that the Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) that the Prospectus, as of its issue date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In this paragraph, references to the Registration Statement, the Disclosure Package or the Prospectus do not include references to any of the following, as to which such counsel will not be asked to comment, which the Registration Statement, the Disclosure Package or the Prospectus contains or incorporates by reference or omits: (i) any financial statements or schedules included or incorporated by reference, including the notes thereto and the independent registered public accounting firm’s reports thereon and the other financial and accounting data included therein or omitted therefrom, (ii) the estimated oil and natural gas reserve evaluations and related calculations of Miller and Lents, Ltd., independent petroleum engineers, (iii) the other information of a financial or reserve nature included or incorporated by reference therein, (iv) representations and warranties and other statements of fact included in any exhibits thereto, and (v) the Trustee’s Statement of Eligibility on Form T-1.
     (d) Accountants’ Comfort Letter. Ernst & Young LLP shall have furnished to you a letter, dated the date hereof, to the effect set forth in Annex I hereto, and a letter, dated the Closing Date, as to such other matters as you may reasonably request and in form and substance satisfactory to you;
     (e) No Material Adverse Change. There shall not have been any change, or any development that can be expected to have a material adverse effect on the condition (financial or otherwise), business prospects or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Prospectus (exclusive of any supplement thereto) the effect of which, in the judgment of the Underwriter, is so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

     (f) No Ratings Agency Change. No downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;
     (g) No Material Market Changes. There shall not have occurred any of the following: (i) a suspension or material limitation in trading of the Common Stock or in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus as first amended or supplemented relating to the Securities;
     (h) Officers’ Certificate. The Company shall have furnished or caused to be furnished to you at the Closing Date a certificate or certificates of officers of the Company reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Closing Date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Closing Date, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as you may reasonably request;
     (i) Reserve Engineer’s Report. The Engineer shall have delivered to you at the Closing Date, a letter in form and substance reasonably satisfactory to you, stating, as of the date hereof and as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified information with respect to the oil and gas reserves is given or incorporated in the Prospectus as of the date not more than five days prior to the date of such letter), the conclusions and findings of such firm with respect to the oil and gas reserves of the Company;
     (j) NYSE Listing. The Securities to be delivered on the Closing Date shall have been admitted and authorized for trading on the New York Stock Exchange, subject to official notices of issuance, and satisfactory evidence of such actions shall have been provided to the Underwriter;
     (k) Lock-Up Letters. On the Closing Date, the Company shall have furnished to the Underwriter a letter substantially in the form set forth on Exhibit C hereto from each officer and director of the Company required to file reports under Section 16 of the

Exchange Act addressed to the Underwriter, and such letters shall be in full force and effect on the date hereof and on the Closing Date; and
     (l) Other Certificate and Documents. Prior to the Closing Date, the Company shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably request.
     6. Indemnification and Contribution.
     (a) Indemnification of the Underwriter. Subject to Section 6(g) below, the Company agrees to indemnify and hold harmless the Underwriter, its partners, directors and officers, and any person who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, the Underwriter or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with, the information specified in Section 6(g) hereof or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 6 being deemed to include the Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”), in any “issuer information” (as defined in Rule 433 under the Act) of the Company, which “issuer information” is required to be, or is, filed with the Commission or in any Prospectus together with any combination of one or more Permitted Free Writing Prospectuses or Non-Prospectus Road Show, if any, or any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus, Permitted Free Writing Prospectus or Non-Prospectus Roadshow, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with, the information specified in Section 6(g) hereof or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus, Permitted Free Writing Prospectus or Non-Prospectus Roadshow in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.
     (b) Indemnification of the Company and its Directors and Officers. The Underwriter agrees to indemnify and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with, the information specified in Section 6(g) hereof or any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with, the information specified in Section 6(g) hereof or any omission or alleged omission to state a material fact in such Prospectus, Permitted Free Writing Prospectus or Non-Prospectus Roadshow in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.
     (c) Notifications and Other Indemnification Procedures. If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 6, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the failure to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise to the extent it is not materially prejudiced as a result thereof. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.
     (d) Contribution. If the indemnification provided for in this Section 6 is unavailable to an indemnified party under subsections (a) and (b) of this Section 6 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering of the Securities (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriter, bear to the aggregate public offering price of the Securities. The relative fault of the Company on the one hand and of the Underwriter on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.
     (e) Contribution Allocation. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 6, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by the Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which the Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     (f) The indemnity and contribution agreements contained in this Section 6 and the covenants, warranties and representations of the Company contained in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the acceptance of and payment for any of the Securities. The Company and the Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against the Company’s officers or directors in connection with the issuance and sale of the Securities, or in connection with the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus or any Non-Prospectus Roadshow.
     (g) The statements set forth in (i) the last paragraph on the cover page of the Prospectus and (ii) the statements set forth in the fourth, tenth and eleventh paragraphs contained in the section under the caption “Underwriting” in the Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance or to stabilization activities that may be undertaken by the Underwriter, constitute the only information furnished by or on behalf of the Underwriter, as such information is referred to in Sections 1 and 6 hereof.
     7. Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriter by notice given by the Underwriter to the Company prior to the delivery of and payment for the Securities if at any time prior to such time, (a) trading generally shall have been suspended or materially limited on or by the New York Stock Exchange, (b) trading of the Common Stock or any other securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (c) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (d) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets, in your sole judgment, is material and adverse and, in the case of any of the events specified in clauses (a) through (d), such event, singly or together with any other such event, makes it, in the Underwriter’s sole judgment, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Prospectus.

     8. [Reserved]
     9. Reimbursement of Expenses. If this Agreement is terminated pursuant to Section 7 hereof, the Company shall then not be under any liability to the Underwriter except as provided in Sections 4 and 6 hereof; but, if for any other reason the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse you for all out of pocket expenses approved in writing by you, excluding termination pursuant to Sections 7(a), (c) or (d) hereof, including fees and disbursements of one counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to the Underwriter except as provided in Sections 4 and 6 hereof.
     10. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter, shall be delivered or sent by mail or facsimile transmission to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133); and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to Encore Acquisition Company, 777 Main Street, Suite 1400, Fort Worth, Texas 76102, Attention: President, with a copy to Baker Botts L.L.P., 910 Louisiana Street, Houston, Texas 77002, Attention: Sean T. Wheeler. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
     11. Parties at Interest; Successors and Assigns. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company, and, to the extent provided in Sections 6 hereof, the officers and directors of the Company and each person who controls the Company or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     12. Time of the Essence. Time shall be of the essence of this Agreement. As used herein, “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
     13. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
     14. Submission to Jurisdiction; Waiver of Jury Trial. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the parties hereto consent to the jurisdiction of such courts and personal service with respect thereto. The parties hereto hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Underwriter or any indemnified party. The

Underwriter and the Company each waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment
     15. Counterparts. This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.
     16. Tax Disclosures. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriter imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
     17. No Fiduciary Relationship. The Company hereby acknowledges that the Underwriter is acting solely as underwriter in connection with the purchase and sale of the Securities. The Company further acknowledges that the Underwriter is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriter act or be responsible as a fiduciary to the Company, its management, stockholders, debtholders or creditors or any other person in connection with any activity that the Underwriter may undertake or have undertaken in furtherance of the purchase and sale of the Securities, either before or after the date hereof. The Underwriter hereby expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriter agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriter to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.
     18. Research Analyst Independence. The Company acknowledges that the Underwriter’s research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriter’s investment banking divisions. The Company acknowledges that each of the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
     19. No Prior Agreements. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter, or any of them, with respect to the subject matter hereof.
     20. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

     If the foregoing is in accordance with your understanding, please so indicate in the space provided for below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the parties hereto.

Very truly yours, ENCORE ACQUISITION COMPANY
By:	/s/ Robert C. Reeves
	Name:	Robert C. Reeves
	Title:	Senior Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

Accepted as of the date hereof:

BARCLAYS CAPITAL INC.
By:	/s/ Victoria Hale
	Name:	Victoria Hale
	Title:	Vice President

Exhibit A

		Number of Shares of
		Common Stock to be
Underwriters		Purchased
Barclays Capital Inc.		2,750,000

	TOTAL:	2,750,000

A-1

Exhibit B
Issuer Free Writing Prospectus
None

B-1

EXHIBIT C
ENCORE ACQUISITION COMPANY
Public Offering of Common Stock
September 8, 2009
Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Ladies and Gentlemen:
          This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Encore Acquisition Company, a Delaware corporation (the “Company”), and you as the sole Underwriter named therein, relating to an underwritten public offering of Common Stock, $0.01 par value (the “Common Stock”), of the Company. Capitalized terms used but not defined herein have the meanings assigned to them in the Underwriting Agreement.
          In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) of 45 days after the date of the Underwriting Agreement, the undersigned will not, without your prior written consent, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any shares of Common Stock or any other securities of the Company that are substantially similar to Common Stock , or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of the offer and sale of Common Stock as contemplated by the Underwriting Agreement and the sale of the Securities to the Underwriters in the Offering or (b) bona fide gifts, sales or other dispositions of the Common Stock, in each case that are made exclusively between and among the undersigned or members of the undersigned’s immediate family, or affiliates of the undersigned, including its partners; provided that it shall be a condition to any such bona fide gift, sale or disposition that (i) the transferee/donee agrees to be bound by the terms of the lock-

up letter agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, (ii) no filing by any party (donor, donee, transferor or transferee) under the Exchange Act, shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A) made after the expiration of the Lock-up Period referred to above), excluding a contribution to a family limited partnership or family limited liability company controlled by the transferor, (iii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended, and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition, excluding a contribution to a family limited partnership or family limited liability company controlled by the transferor, and (iv) the undersigned notifies you at least two business days prior to the proposed transfer or disposition. For purposes of this paragraph, immediate family shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.
          The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without your prior written consent, make any demand for, or exercise any right with respect to, the registration of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities.
          The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Common Stock.
* * *

          If the Company notifies you in writing that it does not intend to proceed with the Offering or for any reason the Underwriting Agreement shall be terminated prior to the time of purchase (as defined in the Underwriting Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.
Yours very truly,
[Signature of officer or director]
[Name and address of officer or director]

Exhibit D
Final Pricing Information
Public offering price: $37.40

D-1

ANNEX I
     Pursuant to Section 5(d) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:
     (i) They are an independent registered accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board;
     (ii) In their opinion, the financial statements and any supplementary financial information and schedules audited (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act or the Exchange Act, as applicable, and the related rules and regulations; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Underwriters and are attached to such letters;
     (iii) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Company’s Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for five such fiscal years included or incorporated by reference in the Company’s Annual Reports on Form 10-K for such fiscal years;
     (iv) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302 and 503(d), respectively, of Regulation S-K;
     (v) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for

Annex I-1

financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:
     (A) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the rules and regulations adopted by the Commission thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;
     (B) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders’ equity or other items specified by the Underwriters, or any increases in any items specified by the Underwriters, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and
     (C) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Underwriters, or any increases in any items specified by the Underwriters, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Underwriters, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and
     (vi) In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Underwriters which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Underwriters or in documents incorporated by reference in the Prospectus specified by the Underwriters, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

Annex I-2

     All references in this Annex I to the Prospectus shall be deemed to refer to the Prospectus (including the documents incorporated by reference therein) as defined in the Underwriting Agreement as of the date of the letter delivered on the date of the Underwriting Agreement for purposes of such letter and to the Prospectus as amended or supplemented (including the documents incorporated by reference therein) in relation to the Securities for purposes of the letter delivered at the Closing Date for such Securities.

Annex I-3